UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015

NATIONAL MENTOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-129179	31-1757086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

(Address of Principal executive offices, including Zip Code)

(617) 790-4800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 2, 2015, National Mentor Holdings, Inc. (“NMHI”) issued a conditional notice of redemption to holders of its 12.50% Senior Notes due 2018 (the “Notes”) declaring that NMHI will redeem $50.0 million in aggregate principal amount of the Notes, representing all of the Notes currently outstanding, on March 4, 2015 (the “Redemption Date”). The redemption price of the Notes is 103.125% of the principal amount redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”), in accordance with the provisions of the indenture governing the Notes. The notice of redemption was conditioned upon the funding of an incremental term loan under the NMHI’s existing senior secured credit facility and the availability of funds thereunder to satisfy the payment of the Redemption Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL MENTOR HOLDINGS, INC.

/s/ Denis M. Holler
Date: February 4, 2015	Name:	Denis M. Holler
	Title:	Chief Financial Officer